Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS
Company Signs $128 Million Contract with UK Met Office

Seattle, WA - October 28, 2014 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the third quarter ended September 30, 2014.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release. Given the nature of the business, the Company’s results can fluctuate dramatically quarter-to-quarter.

Revenue for the quarter was $159.4 million, compared to $54.4 million in the third quarter of 2013. The Company reported net income for the quarter of $7.4 million, or $0.18 per diluted share, compared to a net loss of $11.0 million, or $0.29 per diluted share in the prior year period. Non-GAAP net income was $10.0 million, or $0.25 per diluted share for the quarter, compared to a non-GAAP net loss of $13.5 million, or $0.35 per diluted share for the same period last year.

Overall gross profit margin for the third quarter of 2014 was 30%, compared to 38% for the third quarter of 2013. Total non-GAAP gross profit margin for the third quarter of 2014 was 31%, compared to 39% for the third quarter of 2013.

Operating expenses for the third quarter of 2014 were $43.1 million, compared to $38.0 million for the prior year period. Non-GAAP operating expenses for the third quarter of 2014 were $39.8 million, compared to $36.2 million for the prior year period. The increase in 2014 GAAP and non-GAAP operating expenses was driven largely by the Company's investments in big data.

As of September 30, 2014, cash, investments and restricted cash totaled $142 million, compared to $212 million at June 30, 2014. Working capital at the end of the third quarter of 2014 was $293 million, compared to $301 million at the end of the second quarter of 2014.

“We had a strong quarter, led by the completion of one of our largest systems ever in Europe at the European Centre for Medium-Range Weather Forecasts,” said Peter Ungaro, president and CEO of Cray.  “We’re on a strong run of new contract awards, including winning the largest international contract we’ve ever been awarded at the Met Office in the UK, and we’re on pace to have another record year.  We’re also in the middle of refreshing our entire product line top-to-bottom in the second half of 2014, with recent updates to our flagship XC supercomputer and CS cluster system, a new data analytics solution in our Urika family and an upgrade to our Sonexion storage solution on the way.  While we still have work left to do in the fourth quarter, I’m pleased with where we stand and in our ability to deliver strong results again this year, continuing our growth and momentum in the exciting supercomputing and big data markets.”

Outlook
A wide range of results remains possible for 2014. A significant portion of our expected fourth quarter revenue is dependent on several large systems which are currently anticipated to be accepted late in the fourth quarter. These acceptances are complex with much work left to do. Assuming successful acceptance of these systems, the Company anticipates revenue to be in the range of $600 million for the year. Non-GAAP gross margin for 2014 is anticipated to be in the 33-34% range. Total non-GAAP operating expenses for the year are anticipated to be about $175 million. Based on this outlook, the Company expects to be profitable on both a GAAP and non-GAAP basis for 2014.

The Company's 2014 effective non-GAAP tax rate is expected to be about 10%.

While it is very early in our planning process, for 2015 we expect annual revenue to continue to grow. Revenue is expected to ramp quarterly during the year, with about $50 million in the first quarter. Based on this outlook, we expect to improve our GAAP and non-GAAP operating profit margin for 2015.

Actual results for any future period are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In October, Cray was awarded a $128 million contract to provide the Met Office in the UK with multiple Cray XC supercomputers and Cray Sonexion storage systems. Consisting of three phases spanning multiple years, system deliveries are expected between 2014 and 2017, with major deliveries beginning in 2015.

•
In October, Cray launched the Urika-XA big data analytics system. The Cray Urika-XA system is a pre-integrated, open platform for high-performance big data analytics, providing customers with the benefits of a turnkey analytics appliance combined with a flexible, open platform that can be modified for future analytics workloads. The platform enables organizations to gain insight and capture business value rapidly through advanced analytics, using either the pre-configured Hadoop and Spark frameworks or user-installed analytic tools.

•
In September, Cray launched the latest generation of its high-end supercomputing system and cluster solution, the Cray XC40 supercomputer and Cray CS400 cluster supercomputer. Both are available and shipping now. The Cray XC40 is also available with the Company's new DataWarp technology, which is an applications I/O accelerator that addresses the growing performance gap between compute resource and disk-based storage.

•
In September, Cray was awarded a $26 million contract by the Department of Defense High Performance Computing Modernization Program. Scheduled for installation in late 2014, the Cray XC40 supercomputer and Cray Sonexion storage system will be located at the U.S. Army Research Laboratory.

•
In September, Cray announced that it was awarded a $13 million contract to provide the PDC Center for High Performance Computing at the KTH Royal Institute of Technology in Stockholm, Sweden with a Cray XC40 supercomputer.

•
In August, Cray announced the launch of the Cray CS-Storm -- a high-density accelerator compute system based on the Cray CS300 cluster supercomputer. Featuring up to eight NVIDIA Tesla GPU accelerators and a peak performance of more than 11 teraflops per node, the Cray CS-Storm system is one of the most powerful single-node cluster architectures available today.

•
In September, Cray announced that supercomputing industry veteran Steve Scott had rejoined the Company as senior vice president and chief technology officer. With more than two decades of supercomputing experience at Cray, NVIDIA and Google, Scott returned to Cray to help define the technology that will drive the Company's next generation of supercomputing and big data solutions.

Conference Call Information
Cray will host a conference call today, Tuesday, October 28, 2014 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its third quarter financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (866) 362-9806. International callers should dial (765) 889-6838. To listen to the audio webcast, go to the Investors section of the Cray website at http://investors.cray.com.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the access code 24139652. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PDT on Tuesday, October 28, 2014.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by, generally accepted accounting principles, or GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-

generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected future operating results and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray will not be able to secure orders for Cray systems to be delivered and accepted in 2014 and 2015 when or at the levels expected, the risk that Cray’s big data products, including storage, are not as successful as expected, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that planned future third-party processors are not available with the performance expected or when expected, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray’s quarterly report on Form 10-Q for the period ended September 30, 2014, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

###

Cray and Sonexion are federally registered trademarks of Cray Inc. in the United States and other countries, and XC, Cray Urika-XA, CS and DataWarp are trademarks of Cray Inc. Other product and service names mentioned herein are the trademarks of their respective owners.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Product	$133,461	$31,720	$225,224	$153,941
Service	25,945	22,646	74,439	64,439
Total revenue	159,406	54,366	299,663	218,380
Cost of revenue:
Cost of product revenue	96,080	23,371	164,019	116,418
Cost of service revenue	14,796	10,569	40,173	30,586
Total cost of revenue	110,876	33,940	204,192	147,004
Gross profit	48,530	20,426	95,471	71,376
Operating expenses:
Research and development, net	22,503	21,555	69,313	61,749
Sales and marketing	14,808	11,480	39,843	34,173
General and administrative	5,813	4,970	16,542	15,540
Total operating expenses	43,124	38,005	125,698	111,462
Income (loss) from operations	5,406	(17,579)	(30,227)	(40,086)

Other income (expense), net	(101)	284	(1,084)	94
Interest income, net	72	214	217	794
Income (loss) before income taxes	5,377	(17,081)	(31,094)	(39,198)
Income tax benefit	1,994	6,056	18,779	20,413
Net income (loss)	$7,371	$(11,025)	$(12,315)	$(18,785)

Basic net income (loss) per common share	$0.19	$(0.29)	$(0.32)	$(0.50)
Diluted net income (loss) per common share	$0.18	$(0.29)	$(0.32)	$(0.50)

Basic weighted average shares outstanding	38,783	38,085	38,538	37,695
Diluted weighted average shares outstanding	40,276	38,085	38,538	37,695

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$82,973	$192,633
Restricted cash	16,939	—
Short-term investments	41,634	14,048
Accounts and other receivables, net	45,459	182,527
Inventory	198,185	95,129
Prepaid expenses and other current assets	32,522	20,999
Total current assets	417,712	505,336

Long-term restricted cash	—	13,768
Long-term investment in sales-type lease, net	34,756	—
Property and equipment, net	31,208	30,278
Service spares, net	1,578	1,828
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	4,482	6,362
Deferred tax assets	26,821	19,206
Other non-current assets	12,709	12,406
TOTAL ASSETS	$543,448	$603,366

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,471	$34,225
Accrued payroll and related expenses	10,979	22,470
Other accrued liabilities	5,127	22,225
Deferred revenue	64,867	91,488
Total current liabilities	124,444	170,408

Long-term deferred revenue	39,049	50,477
Other non-current liabilities	4,450	6,894
TOTAL LIABILITIES	167,943	227,779

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,723,374 and 40,469,854 shares, respectively	594,637	586,243
Accumulated other comprehensive income	6,547	853
Accumulated deficit	(225,679)	(211,509)
TOTAL SHAREHOLDERS’ EQUITY	375,505	375,587
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$543,448	$603,366

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended September 30, 2014
		Net Income	Operating Income	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$7.4	$5.4	$0.18	$48.5	$43.1

Share-based compensation	(1)	2.1	2.1	0.05	0.1	2.0
Purchase accounting adjustments	(2)	0.3	0.3	0.01	0.3
Amortization of acquired intangibles	(2)	0.6	0.6	0.02	0.5	0.1
Severance costs	(3)	1.8	1.8	0.05	0.6	1.2
Income tax on reconciling items	(4)	0.5		0.01
Other items impacting tax provision	(5)	(2.7)		(0.07)
Total reconciling items		$2.6	$4.8	$0.07	$1.5	$3.3

Non-GAAP		$10.0	$10.2	$0.25	$50.0	$39.8

		Three Months Ended September 30, 2013
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(11.0)	$(17.6)	$(0.29)	$20.4	$38.0

Share-based compensation	(1)	1.8	1.8	0.05	0.1	1.7
Purchase accounting adjustments	(2)	0.1	0.1	—	0.1
Amortization of acquired intangibles	(2)	0.6	0.6	0.02	0.5	0.1
Income tax on reconciling items	(4)	0.2		0.01
Other items impacting tax provision	(5)	(5.2)		(0.14)
Total reconciling items		$(2.5)	$2.5	$(0.06)	$0.7	$1.8

Non-GAAP		$(13.5)	$(15.1)	$(0.35)	$21.1	$36.2

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments to exclude non-recurring severance costs
(4) Tax impact associated with reconciling items at non-GAAP tax rate
(5) Adjustments to reflect cash tax impact considering benefits principally related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Nine Months Ended September 30, 2014
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(12.3)	$(30.2)	$(0.32)	$95.5	$125.7

Share-based compensation	(1)	7.6	7.6	0.19	0.4	7.2
Purchase accounting adjustments	(2)	0.6	0.6	0.02	0.6
Amortization of acquired intangibles	(2)	1.8	1.8	0.05	1.5	0.3
Severance costs	(3)	1.8	1.8	0.05	0.6	1.2
Income tax on reconciling items	(4)	1.2		0.03
Other items impacting tax provision	(5)	(16.9)		(0.44)
Total reconciling items		$(3.9)	$11.8	$(0.10)	$3.1	$8.7

Non-GAAP		$(16.2)	$(18.4)	$(0.42)	$98.6	$117.0

		Nine Months Ended September 30, 2013
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(18.8)	$(40.1)	$(0.50)	$71.4	$111.5

Share-based compensation	(1)	5.1	5.1	0.13	0.3	4.8
Purchase accounting adjustments	(2)	1.2	1.2	0.03	1.2	—
Amortization of acquired intangibles	(2)	1.8	1.8	0.05	1.5	0.3
Income tax on reconciling items	(4)	0.7		0.02		—
Other items impacting tax provision	(5)	(18.9)		(0.50)		—
Total reconciling items		$(10.1)	$8.1	$(0.27)	$3.0	$5.1

Non-GAAP		$(28.9)	$(32.0)	$(0.77)	$74.4	$106.4

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments to exclude non-recurring severance costs
(4) Tax impact associated with reconciling items at non-GAAP tax rate
(5) Adjustments to reflect cash tax impact considering benefits principally related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended September 30, 2014
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$37.4	28%	$11.1	43%	$48.5	30%

Share-based compensation	(1)	—		0.1		0.1
Purchase accounting adjustments	(2)	0.3		—		0.3
Amortization of acquired intangibles	(2)	0.5		—		0.5
Severance costs	(3)	—		0.6		0.6
Total reconciling items		$0.8	1%	$0.7	3%	$1.5	1%

Non-GAAP		$38.2	29%	$11.8	46%	$50.0	31%

		Three Months Ended September 30, 2013
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$8.3	26%	$12.1	53%	$20.4	38%

Share-based compensation	(1)	—		0.1		0.1
Purchase accounting adjustments	(2)	0.1		—		0.1
Amortization of acquired intangibles	(2)	0.5		—		0.5
Total reconciling items		$0.6	2%	$0.1	1%	$0.7	1%

Non-GAAP		$8.9	28%	$12.2	54%	$21.1	39%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments to exclude non-recurring severance costs

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Income
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013
GAAP Net Income (Loss)		$7.4	$(11.0)	$(12.3)	$(18.8)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.1	0.4	0.3
Purchase accounting adjustments	(2)	0.3	0.1	0.6	1.2
Amortization of acquired and other intangibles	(2)	0.5	0.5	1.5	1.5
Severance costs	(3)	0.6	—	0.6	—
Total adjustments impacting gross profit		1.5	0.7	3.1	3.0

Non-GAAP gross margin percentage		31%	39%	33%	32%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.0	1.7	7.2	4.8
Amortization of acquired intangibles	(2)	0.1	0.1	0.3	0.3
Severance costs	(3)	1.2	—	1.2	—
Total adjustments impacting operating expenses		3.3	1.8	8.7	5.1

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(4)	0.5	0.2	1.2	0.7
Other items impacting tax provision	(5)	(2.7)	(5.2)	(16.9)	(18.9)
Total adjustments impacting tax provision		(2.2)	(5.0)	(15.7)	(18.2)

Non-GAAP Net Income (Loss)		$10.0	$(13.5)	$(16.2)	$(28.9)

Non-GAAP Diluted Net Income (Loss) per common share		$0.25	$(0.35)	$(0.42)	$(0.77)

Diluted weighted average shares		40.3	38.1	38.5	37.7

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments to exclude non-recurring severance costs
(4) Tax impact associated with reconciling items at non-GAAP tax rate
(5) Adjustments to reflect cash tax impact considering benefits principally related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets